UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 12, 2016

NICHOLAS FINANCIAL, INC.

(Exact name of registrant as specified in its charter)

British Columbia, Canada	0-26680	8736-3354
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2454 McMullen Booth Road, Building C

Clearwater, Florida 33759

(Address of principal executive offices, including zip code)

(727) 726-0763

(Registrant’s telephone number including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 12, 2016, the Compensation Committee of the Board of Directors of Nicholas Financial, Inc. (the “Company”) awarded cash bonuses for the year ended March 31, 2016 of $32,500, $25,000 and $17,500 to Ralph T. Finkenbrink, the Company’s President and Chief Executive Officer, Kevin D. Bates, the Company’s Senior Vice President – Branch Operations, and Katie L. MacGillivary, the Company’s Chief Financial Officer, respectively.

The Compensation Committee furthermore increased the annual base salaries for Mr. Finkenbrink, Mr. Bates and Ms. MacGillivary to $385,000, $260,000 and $195,000, respectively, for the fiscal year ending March 31, 2017 (“Fiscal 2017”), effective April 1, 2016. The Compensation Committee also approved the cash bonus program for Fiscal 2017 pursuant to which the maximum bonus amounts that may be earned by Mr. Finkenbrink, Mr. Bates and Ms. MacGillivary correspond to 35%, 25% and 25% of annual base salary, respectively. The cash bonus program for Fiscal 2017 has a non-discretionary, or performance-based, component and a discretionary component.

The amount of the non-discretionary, or performance-based, cash bonus actually earned by a named executive officer will be based on (i) the cash target allocation for such named executive officer (the “Cash Target Allocation”) multiplied by (ii) the overall payout factor (the “Overall Payout Factor”). The Cash Target Allocation for Fiscal 2017 is as follows: Mr. Finkenbrink: 17.5% of annual base salary; Mr. Bates: 12.5% of annual base salary; and Ms. MacGillivary: 12.5% of annual base salary. The Overall Payout Factor can range from 0% to 150%, depending on the Company’s performance measured by two equally weighed performance metrics: (A) the Company’s operating expenses (not including costs relating to the implementation of a new loan servicing system) as a percentage of the Company’s average finance receivables and (B) the Company’s write-off to liquidation ratio.

The discretionary component of the cash bonus will be no higher than 17.5% (in the case of Mr. Finkenbrink) and 12.5% (in the case of each of Mr. Bates and Ms. MacGillivary) of the named executive officer’s current annual base salary.

The Compensation Committee furthermore awarded the named executive officers performance-based awards and time-vested stock awards under the Company’s 2015 Omnibus Incentive Plan for Fiscal 2017. The performance-based awards consist of performance units, each representing the right to receive a number of shares of restricted stock, together with dividend equivalents, if applicable, based on (i) the named executive officer’s target allocation (“Equity Target Allocation”) set forth in the table below multiplied by (ii) the Overall Payout Factor, calculated in the same manner as for the performance-based cash bonus.

The earned shares of restricted stock, together with dividend equivalents, if applicable, underlying the performance units will vest on March 31, 2019. The time-vested stock awards consist of the number of shares of restricted stock set forth in the table below, together with dividend equivalents, if applicable, which will vest on March 31, 2019.

Executive Officer	Equity Target Allocation (Number of Shares of Restricted Stock underlying Performance Units)	Number of Shares of Time-Vested Stock
Ralph T. Finkenbrink	11,704	11,704
Kevin D. Bates	6,367	6,367
Katie L. MacGillivary	4,682	4,682

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NICHOLAS FINANCIAL, INC.

Date: July 20, 2016	By:	/s/ Ralph T. Finkenbrink
Ralph T. Finkenbrink
President and Chief Executive Officer
(Principal Executive Officer)

Date: July 20, 2016	By:	/s/ Katie L. MacGillivary
Katie L. MacGillivary
Vice President, Chief Financial Officer
(Principal Financial Officer and Accounting Officer)